UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12

DANAHER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DANAHER CORPORATION

2099 Pennsylvania Avenue, N.W., 12th Floor

Washington, D.C. 20006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 4, 2005

To the Shareholders:

Notice is hereby given that the 2005 Annual Meeting of Shareholders of Danaher Corporation, a Delaware corporation (the “Company”), will be held at the Mayflower Hotel, 1127 Connecticut Avenue, N.W., Washington, D.C., on May 4, 2005 at 3:00 p.m., local time, for the following purposes:

1.	To elect three Directors to hold office for a term of three years and until their successors are elected and qualified.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2005.

3.	To amend the Amended and Restated Danaher Corporation 1998 Stock Option Plan to increase the aggregate number of shares that may be issued pursuant to the Plan from 45,000,000 shares to 60,000,000 shares.

4.	To act upon a shareholder proposal.

5.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 7, 2005 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

PATRICK W. ALLENDER

Secretary

March 25, 2005

EVERY SHAREHOLDER’S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE DANAHER CORPORATION ANNUAL MEETING.

PROXY STATEMENT

DANAHER CORPORATION

2099 Pennsylvania Avenue, N.W., 12th Floor

Washington, D.C. 20006

2005 ANNUAL MEETING OF SHAREHOLDERS

MAY 4, 2005

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Danaher Corporation, a Delaware corporation (the “Company”), of proxies for use at the 2005 Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Mayflower Hotel, 1127 Connecticut Avenue, N.W., Washington, D.C. on May 4, 2005 at 3:00 p.m., local time, and at any and all adjournments thereof. The Company’s principal address is 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006. The date of mailing of this Proxy Statement is on or about March 30, 2005. The purpose of the meeting is to elect three directors of the Company; to ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2005; to approve an amendment to the Amended and Restated Danaher Corporation 1998 Stock Option Plan; to act upon a shareholder proposal; and to consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

OUTSTANDING STOCK AND VOTING RIGHTS

In accordance with the By-laws of the Company, the Board of Directors has fixed the close of business on March 7, 2005 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. Proxies will be voted as specified on the proxy card. In the absence of specific instructions, proxies will be voted (1) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (2) FOR ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2005, (3) FOR the proposal to amend the Amended and Restated Danaher Corporation 1998 Stock Option Plan to increase the aggregate number of shares that may be issued pursuant to the Plan from 45,000,000 shares to 60,000,000 shares, (4) AGAINST the shareholder proposal, and (5) in the discretion of the proxy holders on any other matter which properly comes before the meeting or any adjournment thereof. The Board of Directors has selected Steven M. Rales and Mitchell P. Rales to act as proxies with full power of substitution.

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The total expense of the solicitation will be borne by the Company, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services. The Company has retained Georgeson Shareholder, 17 State Street, New York, New York 10004, to aid in the solicitation of proxies. For these services, we expect to pay Georgeson a fee of less than $10,000 and reimburse it for certain out-of-pocket disbursements and expenses.

The only outstanding securities of the Company entitled to vote at the Annual Meeting are shares of Common Stock, $.01 par value (“Company Common Stock”). As of the close of business on March 7, 2005, the record date for determining the shareholders of the Company entitled to vote at the Annual Meeting, 309,184,495 shares of Company Common Stock were outstanding, excluding shares held by or for the account of the Company. All share amounts in this Proxy Statement have been restated as necessary to give retroactive effect to the May 2004 two-for-one split of the Company’s Common Stock. Each outstanding share of Company Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Company Common Stock entitled to vote at the Annual Meeting as of the record date. Abstentions and “broker non-votes” are counted as present in determining whether the quorum requirement is satisfied.

If a quorum is present, the vote required to approve each of the Proposals is as follows. For Proposal 1, the three nominees who receive the most votes will be elected. In the election of directors, each shareholder is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. For each of Proposals 2, 3 and 4, the affirmative vote of the holders of a majority of the shares of Company Common Stock represented and entitled to vote at the Annual Meeting is required for approval. In addition, in order for Proposal 3 to be approved, the New York Stock Exchange listing standards require that (1) a majority of the Company Common Stock issued, outstanding and entitled to vote at the Annual Meeting must actually vote on the matter (with abstentions counting as votes and broker non-votes not counting as votes) and (2) votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as votes cast). With respect to Proposal 3, brokers or other nominees that are New York Stock Exchange member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. As a result, the failure to give your broker instructions for how to vote on Proposal 3 could, depending on the number of votes cast, have the same effect as a vote “AGAINST” this proposal.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you do not give instructions to your record holder, the record holder will not be able to vote your shares on either of Proposal 3 or Proposal 4 and your shares will be considered a broker non-vote on those proposals.

For purpose of Proposal 1, abstentions and broker non-votes are not considered to be votes cast and do not affect the required vote. For purposes of each of Proposals 2, 3 and 4, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval of a particular proposal and, accordingly, have the effect of a vote against the particular proposal.

For purposes of Proposal 4, broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of the particular proposal, nor voted for or against the particular proposal. As a result, as long as a quorum is present, broker non-votes have no effect on the outcome of a vote.

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Attendance at the meeting will not, by itself, revoke a proxy.

If you and other residents at your mailing address own shares of Company Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials in known as “householding.” This practice is designed to reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Your broker will send one copy of the Company’s annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or telephoning 1-800-542-1061. The revocation of your consent to householding will be effective 30 days after its receipt. If you did not receive an individual copy of this proxy statement or the Company’s annual report, the Company will send a copy to you if you address your written request to Danaher Corporation, Attn: Investor Relations, 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006, or call the Company at 202-828-0850.

If you participate in the Danaher Stock Fund through the Danaher Corporation & Subsidiaries Retirement and Savings Plan or the Danaher Corporation & Subsidiaries Savings Plan (collectively, the “Savings Plans”), your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plans, with respect to shares of Common Stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by May 1, 2005, Fidelity will vote your Savings Plan shares as of the record date in the same manner, proportionally, as it votes the other shares of Common Stock for which proper and timely voting instructions of other Savings Plan participants have been received by Fidelity.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY

DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth as of March 7, 2005, the number of shares and percentage of Company Common Stock beneficially owned by (1) each person who owns of record or is known to the Company to beneficially own more than five percent of the Company Common Stock, (2) each of the Company’s directors and nominees for director and each of the executive officers named in the Summary Compensation Table, and (3) all present executive officers and directors of the Company as a group. As of March 7, 2005, 309,184,495 shares of Company Common Stock were outstanding, excluding shares held by or for the account of the Company. Except as otherwise indicated, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of March 7, 2005.

Name	Number of Shares Beneficially Owned (1)		Percent Of Class (1)
Mortimer M. Caplin	377,748	(2)	*
H. Lawrence Culp, Jr.	1,598,083	(3)	*
Donald J. Ehrlich	125,600	(4)	*
Walter G. Lohr, Jr.	394,000	(5)	*
Mitchell P. Rales	51,456,582	(6)	16.6%
Steven M. Rales	52,145,925	(6)	16.9%
John T. Schwieters	6,000	(7)	*
Alan G. Spoon	28,000	(8)	*
A. Emmet Stephenson, Jr.	396,240	(9)	*
Patrick W. Allender	1,529,401	(10)	*
Daniel L. Comas	151,323	(11)	*
Philip W. Knisely	847,425	(12)	*
Steven E. Simms	1,122,897	(13)	*
All executive officers and directors as a group (17 persons)	74,666,422	(14)	23.7%

(1)

Pursuant to the definition of beneficial ownership, balances credited to an officer’s account under the Amended and Restated Danaher Corporation Executive Deferred Incentive Program (the “EDIP”), which could under the terms of the EDIP be converted into shares of Company Common Stock within 60 days of March 7, 2005, are reflected in the table. For purposes of the table, the number of shares of Company Common Stock attributable to a person’s EDIP account is equal to (all amounts rounded to the next lowest whole share) (1) the person’s outstanding EDIP balance as of March 7, 2005 (to the extent such balance is vested or will become vested within 60 days of March 7, 2005), divided by (2) the closing price of Company Common Stock as of March 7, 2005. For purposes of the table, the number of shares attributable to each officer’s 401(k) account is equal to (all amounts rounded to the next lowest whole share) (a) the officer’s balance, as of March 7, 2005, in the Danaher stock fund included in the officer’s 401(k) account (the “401(k) Danaher Stock Fund”), divided by (b) the closing price of Company Common Stock as reported on the New York Stock Exchange on March 7, 2005. The 401(k) Danaher Stock Fund is comprised of a unitized pool of Company Common Stock and cash, and as such does not allocate a specific number of shares of Company Common Stock to each participant. The table also includes shares that may be acquired upon exercise of options that are exercisable within 60 days of March 7, 2005.

(2)	Includes options to acquire 44,000 shares and 319,600 shares, in each case owned by a revocable trust of which Mr. Caplin and his spouse are the sole trustees and lifetime beneficiaries, and 14,148 shares held by a charitable foundation of which Mr. Caplin is director and president. Mr. Caplin disclaims beneficial ownership of the shares held by the charitable foundation.
(3)	Includes options to acquire 1,520,000 shares, 1,815 shares attributable to Mr. Culp’s 401(k) account and 76,268 shares attributable to Mr. Culp’s EDIP account.
(4)	Includes options to acquire 52,000 shares, 8,000 shares owned by Ripple Creek Limited Partnership, of which Mr. Ehrlich is general partner, 6,400 shares owned by an IRA for the benefit of Mr. Ehrlich, and 59,200 shares owned jointly by Mr. Ehrlich and his ex-spouse.
(5)	Includes options to acquire 52,000 shares. Also includes 38,000 shares held by a charitable foundation of which Mr. Lohr is president, and 80,000 shares held by Mr. Lohr as trustee of a trust for his children, as to each of which Mr. Lohr disclaims beneficial ownership.
(6)	The aggregate holdings for Steven M. Rales and Mitchell P. Rales include (i) all of the 36,014,740 shares owned by Equity Group Holdings LLC and Equity Group Holdings II LLC, of which Steven M. Rales and Mitchell P. Rales are the only members, (ii) 12,000,000 shares owned by SMRDHR LLC, of which Steven M. Rales is the sole member, 4,000,000 shares owned directly Steven M. Rales, 1,185 shares attributable to Steven M. Rales’ 401(k) account, 100,000 shares owned by a charitable foundation of which Steven M. Rales is a director and 30,000 shares owned by an estate trust of which Mr. Steven M. Rales is trustee, and (iii) 12,000,000 shares owned by MPRDHR LLC, of which Mitchell P. Rales is the sole member, 2,819,802 shares owned directly by Mitchell P. Rales, 422,040 shares owned by an IRA for the benefit of Mitchell P. Rales and 200,000 shares owned by a charitable foundation of which Mitchell P. Rales is a director. Messrs. Steven M. Rales and Mitchell P. Rales each disclaim beneficial ownership of those shares that are owned directly or through a 401(k) account, IRA or single-member LLC by the other, and also disclaim beneficial ownership of all shares held through a charitable foundation or estate trust. Combined, Messrs. Steven M. Rales and Mitchell P. Rales beneficially own 67,587,767 shares, or 21.9% of Company Common Stock outstanding. Shares of Company Common Stock held by Equity Group Holdings LLC, Equity Group Holdings II LLC, SMRDHR LLC and MPRDHR LLC are pledged to secure lines of credit with certain banks and each of these entities is in compliance with these lines of credit. Shares held directly by each of Messrs. Steven M. Rales and Mitchell P. Rales are pledged as collateral to secure a loan of shares to each of them by Capital Yield Corporation, an entity owned by Messrs. Steven M. Rales and Mitchell P. Rales. The business address of each of Messrs. Steven M. Rales and Mitchell P. Rales, and of Equity Group Holdings LLC, Equity Group Holdings II LLC, SMRDHR LLC and MPRDHR LLC is 2099 Pennsylvania Avenue, N.W., Washington, D.C. 20006.
(7)	Includes options to acquire 4,000 shares.
(8)	Includes options to acquire 24,000 shares and 4,000 shares held jointly by Mr. Spoon and his spouse.
(9)	Includes 344,240 shares and options to acquire 52,000 shares, in each case held in the name of Stephenson Ventures, a limited partnership of which Mr. Stephenson is the sole general partner.
(10)	Includes options to acquire 904,000 shares, 260,601 shares attributable to Mr. Allender’s EDIP account, 44,760 shares held by a Grantor Retained Annuity Trust, 55,200 shares held by family members and 24,200 shares held by a family limited partnership. Mr. Allender disclaims beneficial ownership of the shares held by family members and by the family limited partnership.
(11)	Includes options to acquire 143,000 shares, 3,026 shares attributable to Mr. Comas’ 401(k) account, 3,033 shares attributable to Mr. Comas’ EDIP account and 2,264 shares held Mr. Comas’ spouse. Mr. Comas disclaims beneficial ownership of the shares held by his spouse.

(12)	Includes options to acquire 840,000 shares and 5,007 shares held jointly by Mr. Knisely and his spouse. Also includes approximately 2,418 shares held in trust for the benefit of Mr. Knisely’s daughter, for which Mr. Knisely’s spouse serves as trustee, and as to which Mr. Knisely disclaims beneficial ownership.
(13)	Includes options to acquire 1,008,000 shares, 6,364 shares attributable to Mr. Simms’ 401(k) account, 104,133 shares attributable to Mr. Simms’ EDIP account, 2,000 shares held jointly by Mr. Simms and his spouse and 2,400 shares held in an IRA for the benefit of Mr. Simms.
(14)	Includes options to acquire 4,868,332 shares, 516,946 shares attributable to executive officers’ EDIP accounts and 58,166 shares attributable to executive officers’ 401(k) accounts. See Notes (2)-(13).
*	Represents less than 1% of the outstanding Company Common Stock.

PROPOSAL 1.

ELECTION OF DIRECTORS OF THE COMPANY

The Company’s Certificate of Incorporation provides that the Board of Directors shall be divided into three classes with the number of directors in each class to be as equal as possible. The Board has fixed the number of directors of the Company at nine. At the 2005 Annual Meeting of Shareholders, shareholders will elect three directors to serve until the 2008 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board of Directors has nominated Messrs. H. Lawrence Culp, Jr., Mitchell P. Rales and A. Emmet Stephenson, Jr. to serve as directors in the class whose term expires in 2008. Messrs. Mortimer M. Caplin, Donald J. Ehrlich and Walter G. Lohr, Jr. will continue to serve as directors in the class whose term expires in 2006. Messrs. Steven M. Rales, John T. Schwieters and Alan G. Spoon will continue to serve as directors in the class whose term expires in 2007.

The names of the nominees and the directors continuing in office, their principal occupations, the years in which they became directors and the years in which their terms are scheduled to expire are set forth below. In the event a nominee shall decline or be unable to serve, the proxies may be voted in the discretion of the proxy holders for a substitute nominee designated by the Board of Directors. The Company knows of no reason why this will occur.

NOMINEES FOR ELECTION AT THIS YEAR’S ANNUAL MEETING

TO SERVE IN THE CLASS WHOSE TERM EXPIRES IN 2008

Name	Age	Principal Occupation	Director Since	Term Expires

H. Lawrence Culp, Jr. (d,e)	41	President and Chief Executive Officer of the Company since May 2001; during the past five years, he has served in general management positions within the Company, including as Chief Operating Officer from July 2000 to May 2001; Director of GlaxoSmithKline plc.	2001	2008

Mitchell P. Rales (b,d,e)	48	Chairman of the Executive Committee of the Company since 1990; during the past five years, he has been a principal in a number of private business entities with interests in manufacturing companies and publicly traded securities.	1983	2008

A. Emmet Stephenson, Jr. (a)	59	Director and Chairman of the Board of StarTek, Inc., a provider of process management services, for more than five years; President of Stephenson and Co., a private investment firm, for more than five years.	1986	2008

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

CURRENT DIRECTORS WHOSE TERM WILL CONTINUE AFTER THIS MEETING

Name	Age	Principal Occupation	Director Since	Term Expires

Mortimer M. Caplin (a,c)	88	Senior Member of Caplin & Drysdale, a law firm in Washington, D.C., for over five years; Director of Fairchild Corporation and Presidential Realty Corporation.	1990	2006

Donald J. Ehrlich (a,c)	67	Chief Executive Officer of Schwab Corp., a manufacturer of fire-protective safes, files, cabinets and vault doors, since January 2003; consultant to Wabash National Corp., a manufacturer of standard and customized truck trailers, from July 2001 to July 2004; President and Chief Executive Officer of Wabash National from April 1985 to July 2001, and Chairman of the Board of Wabash National from 1995 to September 2001; Director of Lafayette Community Bancorp.	1985	2006

Walter G. Lohr, Jr. (e,f)	61	Partner of Hogan & Hartson, a law firm in Baltimore, Maryland for over five years.	1983	2006

Steven M. Rales (b,d,e)	53	Chairman of the Board of the Company since 1984; during the past five years, he has been a principal in a number of private business entities with interests in manufacturing companies and publicly traded securities.	1983	2007

John T. Schwieters (c,f)	65	Vice Chairman of Perseus, LLC, a merchant bank and private equity fund management company, since April 2000; Managing Partner of Arthur Andersen LLP’s Mid-Atlantic region from 1989 to February 2000; Director of Manor Care, Inc. and Smithfield Foods, Inc.	2003	2007

Alan G. Spoon (a)	53	Managing General Partner of Polaris Venture Partners, a company which invests in private technology firms, since May 2000; served in various management positions with The Washington Post Company from May 1991 through March 2000, most recently as President; Director of InterActiveCorp (IAC).	1999	2007

(a)	Member of the Compensation Committee of the Board of Directors.
(b)	Mitchell P. Rales and Steven M. Rales are brothers.
(c)	Member of the Audit Committee of the Board of Directors.
(d)	Member of the Executive Committee of the Board of Directors.
(e)	Member of the Finance Committee of the Board of Directors.
(f)	Member of the Nominating and Governance Committee of the Board of Directors

GOVERNANCE OF THE COMPANY

Director Independence

At least a majority of the Board of Directors must qualify as independent within the meaning of the listing standards of the New York Stock Exchange. The Board has affirmatively determined that other than Messrs. Steven M. Rales, Mitchell P. Rales and H. Lawrence Culp, Jr., each of whom is an executive officer of the Company, all of the remaining six members of the Board of Directors are independent within the meaning of the listing standards of the New York Stock Exchange. The Board of Directors concluded that none of Messrs. Caplin, Ehrlich, Schwieters, Spoon or Stephenson possess any of the bright-line relationships set forth in the listing standards of the New York Stock Exchange that prevent independence, or any other relationship with the Company other than Board membership. With respect to Mr. Lohr, the Board considered the fact that during 2004 the Company received legal services in the amount of $6,889 from the firm of Hogan & Hartson, of which Mr. Lohr is a partner. The Board concluded that this relationship is not one of the bright-line relationships set forth in the listing standards of the New York Stock Exchange that prevent independence, and that this relationship does not constitute a “material relationship” because it is sufficiently minimal that it has not in the past and presently does not impair Mr. Lohr’s independent judgment in connection with his duties and responsibilities as a director of the Company.

Board of Directors and Committees of the Board

The Board of Directors had a total of 12 meetings during 2004. All directors attended at least 92% of the meetings of the Board of Directors and of the Committees of the Board of Directors on which they served during 2004.

The Executive Committee acts on behalf of the Board of Directors of the Company between meetings of the Board of Directors. The Executive Committee met once in 2004.

The Audit Committee assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors. The charter of the Audit Committee has been amended to reflect the changes made to the New York Stock Exchange listing standards in November 2004. The Board of Directors has determined that all of the members of the Audit Committee are independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended and the listing standards of the New York Stock Exchange, that Mr. Schwieters, the chair of the Committee, is qualified as an audit committee financial expert as that term is defined in Item 401(h) of Regulation S-K, that at least one member of the Audit Committee has accounting or related financial management expertise within the meaning of the listing standards of the New York Stock Exchange, and that each member of the Audit Committee is financially literate within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met eight times during 2004.

The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers, and the Company’s overall compensation and benefits structure, including annually evaluating the performance of the Company’s President and Chief Executive Officer and overseeing the annual evaluation of the Company’s other executive officers, reviewing and approving the annual compensation for the Company’s executive officers and reviewing and overseeing the administration of the Company’s incentive compensation and equity compensation plans. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Compensation Committee met eight times in 2004.

The Finance Committee oversees the financial affairs and policies of the Company including matters relating to the Company’s capital structure and the policies and practices relating to the Company’s retirement and pension plans. The Finance Committee met three times in 2004.

The Nominating and Governance Committee assists the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board, determining the size and composition of the Board and its committees, developing, recommending to the Board and implementing the Company’s corporate governance guidelines, evaluating the overall effectiveness of the Board and its committees, and reviewing and making recommendations to the Board regarding director compensation. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Nominating and Governance Committee met five times in 2004.

Nominating and Governance Committee Procedures

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates upon request of the Committee from time to time. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “—Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate.

Once a prospective nominee has been identified, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	personal and professional integrity and character;

•	prominence and reputation in the prospective nominee’s profession;

•	skills, knowledge and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of the Company’s business;

•	the extent to which the interplay of the prospective nominee’s skills, knowledge, expertise and background with that of the other Board members will help build a Board that is effective in collectively meeting the Company’s strategic needs and serving the long-term interests of the shareholders;

•	the capacity and desire to represent the interests of the shareholders as a whole; and

•	availability to devote sufficient time to the affairs of the Company.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Executive Sessions of Non-Management Directors

In accordance with the listing standards of the New York Stock Exchange, the non-management directors (all of whom are independent within the meaning of the listing standards of the NYSE) meet at least twice per year in regularly scheduled executive sessions. The sessions are scheduled and chaired by the chair of the Nominating and Governance Committee.

Director Attendance at Annual Meetings

The Company typically schedules a Board of Directors meeting in conjunction with the Company’s Annual Meeting of Shareholders and as a general matter expects that the members of the Board of Directors will attend the Annual Meeting. In 2004, all members of the Board of Directors at the time of the 2004 Annual Meeting of Shareholders attended that meeting.

Compensation of Directors

Non-management directors receive meeting attendance fees of $2,500 per board meeting (whether telephonic or in person) and $1,000 per committee meeting (whether telephonic or in person), plus an annual cash retainer of $40,000. A grant of an option to acquire 4,000 shares of Company Common Stock at $52.37 per share (fair market value at date of grant) was made to each non-management director in September 2004. Directors are also reimbursed for all Company-related out-of-pocket expenses, including travel expenses.

Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board of Directors or with non-management directors as a group may do so by addressing communications to the Board of Directors or to the Non-Management Directors, as applicable, c/o Corporate Secretary, Danaher Corporation, 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006. The letter should indicate whether the sender is a Danaher shareholder.

Code of Ethics

The Company has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Standards of Conduct. The Standards of Conduct are available in the Investor section of the Company’s website at www.danaher.com. Stockholders may request a free copy of the Standards of Conduct from:

Danaher Corporation

Attention: Investor Relations

2099 Pennsylvania Avenue, N.W.

12th Floor

Washington, D.C. 20006

The Company intends to disclose any amendment to the Standards of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Standards of Conduct granted to any director, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer of the Company, in the Investor section of the Company’s website, at www.danaher.com, within four business days following the date of such amendment or waiver.

Corporate Governance Guidelines and Committee Charters

The Company has adopted Corporate Governance Guidelines, which are available in the Investor section of the Company’s website at www.danaher.com. The charters of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board of Directors are also available in the Investor section of the Company’s website at www.danaher.com. Stockholders may request a free copy of these committee charters and the Corporate Governance Guidelines from the address set forth above under “—Code of Ethics.”

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information concerning the compensation for the last three completed fiscal years of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (other than the Chief Executive Officer) serving as executive officers as of December 31, 2004 and whose 2004 compensation exceeded $100,000. All share amounts have been restated as necessary to give retroactive effect to the May 2004 two-for-one stock split of the Company’s common stock.

SUMMARY COMPENSATION TABLE

						LONG TERM COMPENSATION			(h) All Other Compensation ($)(1)
ANNUAL COMPENSATION						AWARDS
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compensation ($)(1)		(f) Restricted Stock Awards ($)		(g) Securities Underlying Options (#)
H. Lawrence Culp, Jr. President and CEO	2004 2003 2002	1,000,000 950,000 750,000	3,031,000 2,424,800 1,852,000	127,828 448,478 510,496	(2) (2) (2)	— 27,299,150 —	(3)	— 1,150,000 —	133,055 19,620 14,170	(4)

Patrick W. Allender Executive Vice President, CFO and Secretary	2004 2003 2002	500,000 450,000 390,000	950,000 720,000 540,000	61,246 57,665 —	(5) (5)	— — —		— 500,000 —	60,160 18,293 16,939	(6)

Steven E. Simms Executive Vice President	2004 2003 2002	519,231 497,846 426,205	850,000 600,000 450,000	— — —		— — —		— 600,000 —	65,260 15,466 14,432	(7)

Philip W. Knisely Executive Vice President	2004 2003 2002	519,231 497,442 428,336	850,000 650,000 500,000	200,543 — —	(8)	— — —		— 600,000 —	65,260 14,260 12,899	(9)

Daniel L. Comas Senior Vice President-Finance and Corporate Development	2004 2003 2002	300,000 255,000 210,000	400,000 260,000 225,000	— — 73,564	(10)	— — —		100,000 35,000 25,000	36,445 14,260 12,802	(11)

(1)	The named executive officers are entitled to all benefits made generally available to Danaher associates. In addition, the perquisites provided to the named executive officers consist primarily of term life insurance, reimbursement for certain club dues and tax preparation and financial planning services, parking, an automobile allowance, relocation costs, annual physical, and, with respect to the Chief Executive Officer and the Chief Financial Officer, personal use of the Company plane when not in use for business purposes. For purposes of the Summary Compensation Table, an executive’s personal use of the Company plane is valued by calculating the incremental cost to the Company of such use. In accordance with SEC rules, the value of other compensation in the form of perquisites and other personal benefits is not indicated in the table in those instances where the aggregate of such perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent of the total of annual salary and bonus for the named executive officer. In addition, each named executive officer participates in the EDIP, a non-qualified, deferred compensation plan. The Company credits an amount to the executive’s EDIP account on an annual basis in accordance with the terms of the EDIP.
(2)	For 2004, includes $81,227 relating to personal use of the Company plane. For 2003, includes $136,529 relating to a portion of $500,000 loan forgiven during 2003, and $100,378 as a gross-up reimbursement for taxes payable in connection with the loan forgiveness described above and imputed interest on such loan. For 2002, includes $166,667 relating to a portion of $500,000 loan forgiven during 2002 and $173,674 as a gross-up reimbursement for taxes payable in connection with the loan forgiveness described above, imputed interest on such loan and relocation cost reimbursements.

(3)	In May 2003, the Company’s shareholders, as recommended by the Board of Directors, approved an award to Mr. Culp of the right to receive 777,200 shares of Company Common Stock upon the satisfaction of certain conditions. The amount in the table above reflects the market value of these shares on the date of grant based on the closing price of the Company Common Stock. For the specific terms of this performance shares award, including vesting terms, see “Employment Arrangements with Named Executive Officers” below. Dividends will not be paid on the performance shares prior to the date the underlying shares of Company Common Stock are granted. As of December 31, 2004, the value of these performance shares, calculated by multiplying the number of performance shares subject to the award times the closing price of the Company Common Stock on the New York Stock Exchange on December 31, 2004, was $44,619,052.
(4)	Consists of $14,260 in Company contributions to the officer’s account in the Company 401(k) plan, $108,000 in contributions to the EDIP Danaher stock fund, and $10,795 in term life insurance premiums.
(5)	For 2004, includes $19,200 car allowance. For 2003, includes $19,200 car allowance and $17,928 relating to personal use of the Company plane.
(6)	Consists of $14,260 in Company contributions to the officer’s account in the Company 401(k) plan, and $45,900 in contributions to the EDIP Danaher stock fund.
(7)	Consists of $14,260 in Company contributions to the officer’s account in the Company 401(k) plan, and $51,000 in contributions to the EDIP Danaher stock fund.
(8)	Includes $184,143 for relocation costs.
(9)	Consists of $14,260 in Company contributions to the officer’s account in the Company 401(k) plan, and $51,000 in contributions to the EDIP Danaher stock fund.
(10)	Includes $51,973 in reimbursement for club membership.
(11)	Consists of $14,260 in Company contributions to the officer’s account in the Company 401(k) plan, and $22,185 in contributions to the EDIP Danaher stock fund.

Option Grants During Last Fiscal Year

The following table sets forth the following information with respect to option grants to the named executive officers during the year ended December 31, 2004:

•	the number of shares of Company Common Stock underlying options granted during the year;

•	the percentage that such options represent of all options granted to employees during the year;

•	the exercise price (which in each case was equal to the fair market value of the stock on the date of grant);

•	the expiration date; and

•	the grant date present value of the options under the option pricing model discussed below.

OPTION GRANTS DURING LAST FISCAL YEAR

Name	Number of Options Granted		% of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value(2)
H. Lawrence Culp, Jr.	0		—	—	—	—
Patrick W. Allender	0		—	—	—	—
Philip W. Knisely	0		—	—	—	—
Steven E. Simms	0		—	—	—	—
Daniel L. Comas	100,000	(3)	2.7%	45.255	3/2/2014	$1,987,000

(1)	The percentages in the table above are based on options to purchase 3,702,000 shares of Company Common Stock granted to Company employees during the year ended December 31, 2004.

(2)	The grant date present value of the options granted has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of ten years; a risk-free interest rate of 3.95%, representing the interest rate on a U.S. Government treasury bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 25%; and a dividend yield of approximately .1%, representing the current $.015 per share annual dividend, divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” It should be noted that the Black-Scholes option pricing model is only one method of valuing options, and the Company’s use of this model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.
(3)	The options granted will vest and become exercisable as to 50% of the underlying shares on March 2, 2008 and the remaining 50% on March 2, 2009.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning the number of unexercised options and the value of unexercised in-the-money options at the end of 2004 for the named executive officers. The value of unexercised in-the-money options at December 31, 2004 is considered to be the closing price of the Company Common Stock on the New York Stock Exchange on December 31, 2004 ($57.41 per share) less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option.

Name	Shares Acquired on Exercise #	Value Realized $(1)	Number of Securities Underlying Unexercised Options at December 31, 2004(#) Exercisable/ Unexercisable		Value of Unexercised In-the-Money Options at December 31, 2004($) Exercisable/ Unexercisable
H. Lawrence Culp, Jr.	—	—	1,520,000	2,150,000	57,613,820	58,060,625
Patrick W. Allender (2)	140,000	5,602,800	904,000	800,000	37,463,383	20,845,500
Philip W. Knisely	160,000	3,795,000	340,000	1,100,000	11,348,758	29,428,850
Steven E. Simms	—	—	1,008,000	1,000,000	38,526,902	26,378,500
Daniel L. Comas	—	—	143,000	201,000	5,841,384	4,231,065

(1)	Value realized is calculated as the fair market value of the Company Common Stock as reflected by the closing price of the Company Common Stock on the New York Stock Exchange on the date of exercise, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option.
(2)	Mr. Allender’s unexercised options include options to acquire 500,000 shares held by family limited partnerships.

PENSION PLAN DISCLOSURE

The Danaher Corporation & Subsidiaries Pension Plan is a funded pension plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. As of December 31, 2003, the Plan was “frozen” with respect to substantially all participants under the Plan and no further contributions will be made with respect to such participants under the Plan. In addition, the accrued benefits of such participants under the Plan became 100% vested as of December 31, 2003. Going forward, all cash balance account balances under the Plan with respect to these participants will appreciate at the annual rate of interest on 30-year Treasury securities for the month of November preceding the first day of each Plan year. Prior to December 31, 2003, substantially all domestic employees were eligible to participate in the Plan and under the terms of the Plan the Company credited the account of a participant each month with an amount equal to 3% of the participant’s monthly pay. A participant may receive his or her vested accrued benefit in cash upon termination of employment. The estimated annual benefits payable to each of the named executive officers upon retirement pursuant to the Plan, assuming a retirement age of 65, an annual rate of interest of 4.89% (the annual rate of interest on 30-year Treasury securities for the month of November 2004) and assuming each such officer elects the single life annuity alternative under the Plan, is as follows:

Name	Estimated Annual Benefits Payable Upon Retirement
H. Lawrence Culp, Jr	$10,205
Patrick W. Allender	5,106
Steven E. Simms	13,718
Philip W. Knisely	3,307
Daniel L. Comas	13,434

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	25,550,200	(2)	$30.80	(3)	3,177,000	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	25,550,200	(2)	$30.80	(3)	3,177,000	(4)

(1)	Consists of Amended and Restated Danaher Corporation 1998 Stock Option Plan, Danaher Corporation 1987 Stock Option Plan, EDIP and performance shares award with respect to 777,200 shares of Company Common Stock awarded to H. Lawrence Culp, Jr., as approved by the Company’s shareholders on May 6, 2003 (“Culp Performance Shares Award”). No additional options are issuable under the 1987 Stock Option Plan. The EDIP is a shareholder-approved, non-qualified, unfunded deferred compensation program available to selected executive management associates of the Company and its subsidiaries. Contributions to the program take the form of both voluntary deferrals of up to 100% of salary and/or bonus, and annual Company contributions that take the form of a credit to the Company stock fund investment option in the participant’s account. The investment alternatives available under the EDIP are generally the same investment alternatives available under the Company’s 401(k) plan. Distributions from the EDIP generally occur only upon termination of the participant’s employment with the Company and may be taken, at the election of the participant, in either cash, Company Common Stock or a combination of cash and Company Common Stock, provided that amounts invested in the Company stock fund investment option must be settled in shares of Company Common Stock.
(2)	1,000,000 shares in column (a) above are attributable to the EDIP. Under the terms of the EDIP, there are no limitations on the amounts that can be credited to participants’ balances under the EDIP, but no more than 1,000,000 shares of Company Common Stock in the aggregate can be issued to participants upon distribution of such balances, with any additional amounts owed distributable only in cash. The number of securities set forth in this column also includes the shares of Company Common Stock underlying the Culp Performance Shares Award.
(3)

With respect to the EDIP, if a participant receives their EDIP distribution in shares of Company Common Stock, the participant’s EDIP balance is converted into shares and distributed to the participant at no additional cost. As such, there is no exercise price for EDIP units. With respect to the Culp Performance Shares Award and restricted stock units issued under the 1998 Stock Option Plan, upon satisfaction of the vesting criteria applicable thereto the shares of Company Common Stock underlying such award will be granted at no additional cost. As such, there is no exercise price for the Culp Performance Shares Award and the restricted stock units.

(4)	Consists entirely of shares of Company Common Stock available for future issuance under the 1998 Stock Option Plan.

EMPLOYMENT ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Except for Mr. Culp, who has an employment agreement with the Company as described below, the Company’s executive officers are employed at will and do not have employment agreements.

In July 2000, the Company appointed H. Lawrence Culp, Jr. Chief Operating Officer, and in October 2000, the Company and Mr. Culp executed an employment agreement. Mr. Culp was appointed President and Chief Executive Officer in May 2001 and the employment agreement was amended in November 2001. The material provisions of the agreement include: (i) the initial term of employment continued until July 18, 2003, unless sooner terminated or extended; (ii) target bonus of 100% of base salary; (iii) an interest-free loan in the amount of $500,000 forgiven ratably through October 13, 2003; (iv) reimbursement for taxes incurred as a result of the terms of the $500,000 loan; (v) term life insurance in a face amount equal to six times his base salary through age fifty-five, which may decrease thereafter; (vi) reimbursement for certain benefits such as club memberships, tax and financial planning advice, physicals and an automobile allowance; (vii) participation in employee and executive benefit plans and programs; (viii) disability compensation; (ix) a non-competition provision that extends for three years after Mr. Culp’s termination of employment; and (x) continuation of salary and bonus payments for 24 months upon a termination of Mr. Culp’s employment by the Company without cause, Mr. Culp’s resignation for good reason or in the event of a change in control of the Company. The agreement also provides that the term of the agreement is automatically extended for additional one year periods on the second anniversary date of the agreement and each subsequent anniversary date, unless either party provides written notice to the other party not less than 90 days prior to the applicable anniversary date that the party is terminating the agreement, in which case such termination would be effective as of the end of the then-current term. The current term under the agreement extends until July 18, 2006. Mr. Culp’s base salary is currently $1,000,000.

Pursuant to the Sarbanes-Oxley Act of 2002, the Company is prohibited from extending or arranging for any new loan to an executive officer or director, or from materially amending or renewing any loan to an executive officer or director that was maintained as of the date the Sarbanes-Oxley Act was enacted. The loan provided to Mr. Culp pursuant to his employment agreement predated enactment of the Sarbanes-Oxley Act. As noted above, the loan was interest-free and was forgiven ratably through October 13, 2003, and as a result no portion of the loan remained outstanding following October 13, 2003. In accordance with the Sarbanes-Oxley Act, the Company will not provide or arrange for any new loans to any of its executive officers or directors.

In May 2003, the Company’s shareholders, as recommended by the Board of Directors, approved an award to Mr. Culp of the right to receive 777,200 shares of Company Common Stock upon the satisfaction of certain conditions. The award provides that the Company will grant to Mr. Culp 777,200 shares of Company Common Stock on January 2, 2010 if (1) Mr. Culp remains employed as Chief Executive Officer of the Company on December 1, 2009, (2) the Company has completed four consecutive calendar quarters, beginning after March 31, 2003, in which the Company’s total diluted earnings per share (exclusive of (A) amounts that are required under generally accepted accounting principles to be reported separately as extraordinary or non-recurring items, and (B) the impact of changes in methods of accounting after March 31, 2003 and amounts related to discontinued operations) (“EPS”) exceeds the total EPS for the four calendar quarters ending March 31, 2003 by at least 10%, and (3) the Compensation Committee has certified that the performance objective described in (2) above has been attained. On March 2, 2004, the Compensation Committee certified that the performance objective described in (2) above had been attained. Whether or not Mr. Culp remains employed as Chief Executive Officer of the Company on December 1, 2009, if prior to December 1, 2009 (a) a change of control (as defined in Mr. Culp’s employment agreement) occurs, 100% of the shares of Company Common Stock subject to the performance shares award will vest and be paid out sufficiently prior to the date of such change of control to allow Mr. Culp to participate in the change of control in respect of such Company Common Stock or (b) Mr. Culp dies or is terminated on account of “Disability” (as defined in Mr. Culp’s employment agreement), a number of shares of Company Common Stock equal to the product of (i) 129,532 and (ii) the number of whole years from March 26, 2003 through the date of death or termination will vest and be paid out promptly following such death or termination.

Pursuant to a Non-Qualified Stock Option Agreement pursuant to the 1998 Stock Option Plan dated as of March 26, 2003 by and between the Company and Mr. Culp (the “Option Shares Agreement”), Mr. Culp was granted options to purchase 287,500 shares of Company Common Stock on each of March 26, 2003, June 27, 2003, September 26, 2003 and December 2, 2003, with each installment of options having a per-share exercise price equal to the closing price of a share of Company Common Stock on the New York Stock Exchange on the date of grant. Each of the options granted pursuant to the Option Shares Agreement expires as of March 26, 2013. With respect to each installment of options, the options granted become exercisable as to 20% of the underlying shares on December 1, 2006, an additional 30% of the underlying shares on December 1, 2007 and the remaining 50% on December 1, 2008. Notwithstanding the foregoing, if Mr. Culp dies, is terminated on account of disability or without cause, or resigns for good reason, the vesting schedule will be revised such that 20% of the options granted in each installment will become exercisable on March 26, 2004 and an additional 20% of the options granted in each installment will become exercisable on each of the first four anniversaries of March 26, 2004. All of the options granted will vest immediately upon a change of control of the Company if Mr. Culp remains employed by the Company at the time of the change in control. Exercisable options will remain exercisable following termination of Mr. Culp’s employment as stated in the 1998 Stock Option Plan; provided that notwithstanding the terms of such Plan, such options will remain exercisable for six months following a termination of Mr. Culp’s employment without cause or his resignation with good reason, unless the Plan would provide for a longer post-termination of employment exercise period.

As of November 15, 2004, the Danaher Board of Directors approved a transition plan for the position of Chief Financial Officer. Under the plan, on April 4, 2005 Daniel L. Comas will be appointed Executive Vice President and Chief Financial Officer of the Company, and Patrick W. Allender will continue as Executive Vice President of the Company until at least the end of 2005 as he begins a gradual transition process toward retirement. On November 15, 2004, the Compensation Committee of Danaher’s Board of Directors unanimously resolved that in recognition of Mr. Allender’s longstanding and continuing contributions to the Company, at such time as Mr. Allender’s employment with the Company ceases (other than any termination for gross misconduct that is incapable of being cured or if capable of being cured is not cured within ten days after Mr. Allender receives notice thereof), it will be treated as an “early retirement” under the terms of the 1998 Stock Option Plan. Under early retirement treatment, Mr. Allender’s options will terminate on the earlier of their stated termination date or the fifth anniversary of his retirement, and the period between retirement and termination will count for purposes of satisfying applicable vesting requirements. The Compensation Committee also approved, and the Company executed with Mr. Allender, a retirement agreement dated November 15, 2004. The retirement agreement contains substantially similar restrictive covenants as contained in the Company’s standard noncompetition agreement. Under the terms of the retirement agreement Mr. Allender agrees, during the term of his employment with Danaher and for a period of 18 months following termination of his employment, not to compete with Danaher anywhere in the United States, not to sell to, offer to sell to or solicit certain customers of Danaher, and not to hire or solicit any employees of Danaher or otherwise encourage any employees of Danaher to leave Danaher. The agreement also contains obligations of Mr. Allender relating to nondisclosure of confidential information, works-made-for-hire and assignment of intellectual property, and nondisparagement. In consideration of Mr. Allender’s obligations under the agreement, the agreement recites the grant of early retirement treatment and terms related thereto and Danaher agrees that if Danaher were to terminate Mr. Allender’s employment without cause prior to the termination of the agreement, Danaher would pay Mr. Allender severance equal to nine months salary (at the rate in effect at the time of termination) and an additional three months salary if Mr. Allender executes a standard release at the time of termination, subject to certain clawback provisions in the event Mr. Allender breaches the agreement. Upon any breach of the agreement the Company will not terminate the grant of early retirement treatment but shall be entitled to specifically enforce the agreement as well as any and all damages of any nature.

In May 2000, the Company entered into an employment arrangement with Mr. Knisely under which he is employed as an Executive Vice President of the Company, received an initial grant of 1,000,000 options, and is entitled to participate in the Company’s employee and executive benefit plans and programs.

In March 1996, the Company entered into an employment arrangement with Mr. Simms under which he received initial grants of 400,000 options and 60,000 shares of Company Common Stock and is entitled to participate in the Company’s employee and executive benefit plans and programs. The arrangement also provides that if Mr. Simms is involuntarily terminated for other than malfeasance, he is entitled to one year of base salary and medical and car benefits.

During June 2004, the Company entered into Noncompetition Agreements with each of Messrs. Simms, Knisely and Comas. Under the terms of each Noncompetition Agreement, the respective officer agrees, during the term of his employment with Danaher and for a period of one year following termination of his employment, not to compete with Danaher anywhere in the United States, not to sell to, offer to sell to or solicit certain customers of Danaher, and not to hire or solicit any employees of Danaher or otherwise encourage any employees of Danaher to leave Danaher. The Noncompetition Agreement also contains obligations of the officer relating to nondisclosure of confidential information, works-made-for-hire and assignment of intellectual property, and nondisparagement. In consideration of the officer’s obligations under the agreement, Danaher agrees that if Danaher terminates the officer’s employment without cause prior to the termination of the agreement, Danaher will pay the officer severance equal to nine months salary (at the rate in effect at the time of termination) and an additional three months salary if the officer executes a standard release at the time of termination, subject to certain clawback provisions in the event the officer breaches the agreement.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The members of the Compensation Committee are A. Emmet Stephenson, Jr., Mortimer M. Caplin, Alan G. Spoon and Donald J. Ehrlich. None of the Company’s executive officers serves as a member of the board of directors or executive compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of the 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation Committee (the “Committee”) administers the Company’s executive compensation program. The Committee annually evaluates the performance of the Company’s President and Chief Executive Officer and oversees the annual evaluation of the Company’s other executive officers, reviews and approves the annual compensation for the Company’s executive officers and reviews and oversees the administration of the Company’s incentive compensation and equity compensation plans. The Committee’s charter reflects these various responsibilities and the Committee and the Board of Directors periodically review the Committee’s charter. The Committee reports on the Committee’s actions and recommendations at each regularly scheduled Board of Directors meeting. In addition, the Committee has the authority to engage the services of outside advisors and experts to assist the Committee.

Compensation Philosophy

The general philosophy of the Company’s executive compensation program is to attract and retain talented management while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. In pursuing these objectives, the Committee believes it is critical that a substantial portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company, and that the executive compensation program should encourage superior performance and deliver higher rewards for superior performance and consequences for underperformance.

Compensation Program Components

Executive officer compensation at the Company is comprised of three elements: base salary and perquisites, annual cash incentive compensation and equity-based compensation. Each of the components is designed to be consistent with the Company’s compensation philosophy and to achieve the goals described above. Achievement of short-term objectives is rewarded through base salary and annual cash incentive compensation, while equity-based compensation awards encourage executives to focus on the Company’s long-term goals as well. The Company’s executive compensation program also accounts for individual performance, which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation. The Committee uses an external compensation consultant to benchmark compensation practices. The peer group used in the benchmarking survey encompasses publicly traded, diversified manufacturing companies that compete with the Company in one or more of the Company’s various businesses and that compete with the Company for executive talent. Most of the companies included in the benchmarking survey peer group are also included in the peer group used for the Stock Performance Graph included in this Proxy Statement. The following is a discussion of each component of compensation and the items considered by the Committee when determining, for each of the executive officers, the level of each component to be provided.

Base Salary and Perquisites.    In reviewing and approving the base salaries and perquisites of executive officers, the Committee considers:

•	the terms of any employment contract with the executive;

•	the recommendations of the President and Chief Executive Officer (except in the case of his own compensation) and the Chairman of the Board;

•	the executive’s relationship to other executive positions within the Company;

•	a determination of what other companies might pay the executive for his or her services, based on the benchmarking data provided by the external compensation consultant;

•	the executive’s experience; and

•	a subjective assessment of the nature of the executive’s performance and contribution to the Company.

The 2004 salaries of the most highly compensated executive officers of the Company are shown in the Summary Compensation Table. The executive officers are entitled to all benefits made generally available to Danaher associates. In addition, the perquisites provided to the executive officers consist primarily of term life insurance, reimbursement for certain club dues and tax preparation and financial planning services, parking, an automobile allowance, relocation costs, annual physical, and, with respect to the President and Chief Executive Officer and the Chief Financial Officer, personal use of the Company plane when not in use for business purposes. In addition, Messrs. Steven M. Rales and Mitchell P. Rales are permitted to make personal use of designated Company office space and secretarial, tax and accounting services. Messrs. Steven M. Rales and

Mitchell P. Rales receive an annual salary and perquisites as described above, but do not receive annual cash incentive compensation or equity awards. The Committee has reviewed and approved all perquisites provided to the Company’s executive officers.

In addition, each executive officer (other than Messrs. Steven M. Rales and Mitchell P. Rales) participates in the Amended and Restated Danaher Corporation & Subsidiaries Executive Deferred Incentive Program, or EDIP. The EDIP is a shareholder-approved, non-qualified, unfunded deferred compensation program available to selected executive management associates of the Company and its subsidiaries. Contributions to the program take the form of both voluntary deferrals and annual Company contributions.

Annual Cash Incentive Compensation.    An executive officer’s cash incentive compensation for a given year is based on the product of the following four components.

•	The officer’s base salary.

•	The officer’s target bonus percentage, which is pre-established early each year by the Committee.

•	A number from zero to 1.5 reflecting the officer’s personal performance measured against established, written objectives. Early each year, the Committee approves written incentive compensation objectives for each executive officer for the year. For 2004, the personal performance objectives for the Company’s executive officers encompassed both quantitative and qualitative goals related to critical business objectives.

•	A “financial factor” that reflects the Company’s performance measured against established financial objectives, calculated as follows. The Company’s EPS (excluding extraordinary or non-recurring items) for a given fiscal year is measured against the Company’s EPS for either (1) the prior fiscal year, or (2) the cumulative period beginning January 1, 2003 and ending at the end of the most recently completed fiscal year, whichever yields the higher increase (or lower decrease). The resulting percentage increase or decrease is multiplied by a factor, which equals four (4) if EPS increased compared to the relevant period, and negative two (-2) if EPS decreased compared to the relevant period. The resulting product is added to a figure of 90% to yield the “financial factor.” If current year EPS declines by more than 15% over prior year EPS, the Financial Factor equals zero and no bonus is awarded. EPS has been chosen as the measure for the financial element of the incentive compensation calculation in order to tie incentive compensation payments closely to increases or decreases in shareholder value.

The annual incentive compensation awards payable to the Company’s executive officers are subject to the overall performance goals and limitations set forth in the Danaher Corporation 2003 Incentive Plan, which was approved by the Company’s shareholders in 2003. The Danaher Corporation 2003 Incentive Plan also limits the annual incentive compensation award payable to any executive officer in any year during the period 2003-2007 to $5,000,000. The Committee reviews and authorizes each executive’s actual incentive payments and has the discretion to change an executive’s incentive payment from the amount determined pursuant to the formula above. In establishing the target bonus percentages and determining the annual incentive compensation payments for the Company’s executive officers, the Company also takes into account benchmarking data on incentive compensation awards and total compensation packages offered by peer companies, based on data provided by the external compensation consultant.

In determining executive incentive compensation awards for 2004, the Committee first determined that the 2004 performance criteria under the Danaher Corporation 2003 Incentive Plan had been satisfied and therefore incentive compensation could be paid under the Plan. In evaluating the personal factors for each executive officer and considering the amounts that would be paid pursuant to the incentive compensation formula described above, the Committee took into account, among other factors, the Company’s 36% EPS growth in 2004 compared to 2003. The Committee also took into account a review of compensation paid for comparable positions at the Company’s peer companies, and the recommendations of the President and Chief Executive Officer (other than with respect to his own incentive compensation) and the Chairman of the Board. In light of the impact of the

2004 financial factor on the formula-based compensation amounts, the Committee exercised its discretion to moderate the formula-based incentive compensation amounts. The Company approved an aggregate of $7,096,100 in annual incentive compensation awards for 2004 for the Company’s executive officers, including the President and Chief Executive Officer. The specific amounts awarded to each of the named executive officers is shown in the bonus column of the Summary Compensation Table included in this Proxy Statement.

Equity Awards.    To reward and retain employees in a manner that best aligns employees’ interests with stockholders’ interests, the Company uses stock options as its primary equity compensation vehicle. Stock options require Company common stock appreciation in order for the employees to receive any benefit, and therefore directly align stockholder and employee interests. Executives and other key employees who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company are eligible to be awarded options to purchase Company Common Stock. The Committee grants stock options on an annual basis to existing employees and to new employees upon hire in amounts that take into account such factors as:

•	the level of the employee within the Company’s management;

•	the individual performance of the employee;

•	the amount of options previously granted to the employee;

•	benchmarking data on the value of equity awards and total compensation packages offered by peer companies, based on data provided by the external compensation consultant.

All stock option grants are made at the fair market value on the date of grant. The annual option grants normally vest over a five-year period. Special grants may also be authorized outside of the annual-grant framework, though a grantee who receives a special grant that exceeds the typical annual-grant level will generally not be eligible for annual grants for two to three years, unless the Committee determines otherwise.

In 2003, the Committee made an award of performance shares to the Company’s President and Chief Executive Officer and beginning in 2004, began to make selected grants of restricted stock units to certain executive officers and other key employees of the Company. The Committee uses restricted stock units to achieve particular retention objectives. The Committee believes that under certain circumstances restricted stock units can offer greater retention incentives than stock options.

CEO Compensation and Evaluation

The annual compensation of Mr. Culp, the Company’s President and Chief Executive Officer, is determined in the same manner as described above for all executive officers. In March 2004, the Committee increased Mr. Culp’s annual salary from $900,000 to $1,000,000, retroactive to July 1, 2003, based on the Committee’s evaluation of his 2003 performance, a subjective consideration of the base salaries paid to chief executive officers at the Company’s peer companies, and the recommendations of the Chairman of the Board. The Committee did not award any equity-based compensation to Mr. Culp in 2004.

In determining Mr. Culp’s 2004 cash incentive compensation, the Committee followed the formula described above. The Committee evaluated Mr. Culp’s personal performance against subjective and objective goals based on the goals set forth in the Company’s 2004 strategic plan approved by the Board of Directors, as described below:

•	leading the long-term strategic direction of the Company;

•	delivering strong financial performance;

•	leading continued development of the Danaher Business System throughout the organization;

•	driving the Company’s growth organically and through acquisitions;

•	organizational leadership and development; and

•	enhancing globalization of the Company’s business.

Based on this evaluation, the Committee concluded that Mr. Culp’s performance in 2004 was superior and awarded Mr. Culp $3,031,000 in cash incentive compensation for 2004.

162(m)

The Committee considers the anticipated tax treatment to the Company in its review and establishment of compensation programs and payments. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table. The statute exempts qualifying performance-based compensation from the deduction limit if certain conditions are met. The Committee has taken steps intended to preserve the deductibility of all 2004 awards made to executives under the Danaher Corporation 2003 Incentive Plan and the 1998 Stock Option Plan.

One of the conditions required to preserve the deductibility is that the performance-based goals of any compensation plan are determined by a compensation committee comprised of two or more outside directors. The Danaher Corporation 2003 Incentive Plan and the 1998 Stock Option Plan are both administered by the Compensation Committee of the Board of Directors, which is comprised solely of directors who are “outside directors” pursuant to the requirements of Section 162(m). Another condition is that the Company’s shareholders approve certain material terms under which the compensation is to be paid. The Company’s shareholders have approved the 1998 Stock Option Plan and the Danaher Corporation 2003 Incentive Plan.

Compensation Committee of the Board of Directors

Mortimer M. Caplin

Donald J. Ehrlich (Chairman)

Alan G. Spoon

A. Emmet Stephenson, Jr.

STOCK PERFORMANCE CHART

As part of proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total shareholder return on the Company Common Stock with that of a broad equity market index and either a published industry index or a Company constructed peer group index. This graph is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of the 1934, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this graph by reference therein.

The following graph compares the yearly percentage change in the cumulative total shareholder return in the Company Common Stock during the five years ended December 31, 2004 with the cumulative total return on the S&P 500 Index (the equity index) and the S&P 500 Industrial Index (the peer index). The comparison assumes $100 was invested on December 31, 1999 in the Company Common Stock and in both of the above indices with reinvestment of dividends.

	Danaher Corporation	S&P 500 (Equity Index)	S&P 500 Industrial Index (Peer Index)
12/31/99	$100	$100	$100
12/31/00	141.89	91.00	105.86
12/31/01	125.34	80.19	99.79
12/31/02	136.74	62.48	73.51
12/31/03	191.22	80.39	97.16
12/31/04	239.56	89.13	114.67

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2004 the Company received legal services in the amount of $6,890 from the law firm of Hogan & Hartson, of which Mr. Lohr, a Director, is a partner. The amount of such fees was less than five percent of the firm’s, and of the Company’s, gross revenues for 2004.

In 2000 the Company purchased the motion control businesses of Warner Electric Company. These businesses were purchased from an entity that was controlled by Messrs. Steven M. Rales and Mitchell P. Rales, co-founders and executive officers of the Company who serve as the Company’s Chairman of the Board and Chairman of the Executive Committee, respectively. Mr. Philip W. Knisely, who joined the Company as Executive Vice President in connection with the acquisition, also owned a continuing equity interest in Warner. The transaction was unanimously recommended by an independent committee of the Company’s Board of Directors, who received an opinion from an independent financial advisor as to the fairness of the transaction. Total consideration was approximately $147 million. In 2002 the Company submitted an indemnity claim to Warner pursuant to the terms of the contract with respect to an environmental remediation matter involving approximately $400,000, in order to take advantage of indemnity rights that Warner may have against a third party with respect to such matter. Such indemnification claim has not yet been resolved. In 2003, Warner was combined into Colfax Corporation, of which Messrs. Steven M. Rales and Mitchell P. Rales are directors and controlling shareholders, Mr. Philip W. Knisely is a director and owns an equity interest of less than five percent, and Mr. Allender and a trust for the benefit of Mr. Allender’s son, of which Mr. Allender is a trustee, own an aggregate equity interest of less than one percent.

A former subsidiary of Colfax acts as the primary reseller of the Company’s “wrap spring clutch” product line in Europe, pursuant to a written distribution agreement entered into between the former Colfax subsidiary and a subsidiary of the Company dated January 8, 2002. The wrap spring clutch product line was one of the assets acquired by the Company in connection with its acquisition of the motion control businesses of Warner in 2000, and the distribution/resale arrangement predates the Company’s acquisition of this product line. During 2004, the Company’s subsidiary sold approximately $2.9 million of products in connection with this arrangement, at the same discount to list price offered by the Company’s subsidiary to other resellers and distributors with respect to such product line. In November 2004, Colfax sold the subsidiary that is party to this arrangement to an unrelated third party, and as a result this arrangement is no longer a related party transaction.

Another subsidiary of the Company purchases pumps from time to time on a purchase order basis from Colfax Pompe Spa, a subsidiary of Colfax. The pumps are incorporated into hydraulic power units that the Company’s subsidiary sells for use on ships. Pursuant to a purchase order dated March 12, 2002, the Company’s subsidiary purchased 13 pumps from Colfax Pompe in 2004 for an aggregate purchase price of approximately $216,388 (including VAT), and purchased an additional five pumps under the same purchase order in January 2005 for an aggregate purchase price of approximately $83,226 (including VAT). The Company’s subsidiary has an additional purchase order outstanding for the purchase of 2 additional pumps and expects to purchase additional pumps from Colfax Pompe from time to time in the future. The purchase price paid by the Company’s subsidiary for these pumps is determined on an arms’ length basis between the parties. The amount involved was less than one percent of Colfax’s, and of the Company’s, gross revenues for 2004.

Each of the Company, on the one hand, and Joust Capital, L.L.C. (“Joust”), a company controlled by Messrs. Steven M. Rales and Mitchell P. Rales, on the other hand, owns or leases a plane for business purposes. The parties have determined that by sharing certain fixed expenses relating to their respective aircraft, and by utilizing joint purchasing or joint bargaining arrangements where appropriate, each party can benefit from efficiencies of scale and cost savings. To that end, the Company and Joust have entered into an arrangement under which the Company agrees to perform management services for the Joust aircraft in like manner to the management services provided by the Company for its own aircraft, in order to coordinate the sharing of fixed expenses and use of joint purchasing and joint bargaining arrangements. The parties share on an equal basis certain fixed expenses related to the use, maintenance, storage, operation and supervision of their respective planes, including expenses related to the compensation of the flight crews that staff the planes, training costs for these flight crews, rental fees for hangar and office space and costs of shared supplies. Joust pre-pays the Company on a quarterly basis for one-half of all shared, fixed expenses incurred by the Company under the arrangement. With respect to the year ended December 31, 2004, Joust paid the Company approximately $641,902 for Joust’s share of such fixed expenses. The Company believes that this cost-sharing arrangement results in lower costs to the Company than if the Company incurred these fixed costs on a stand-alone basis. With respect to certain variable costs and certain fixed costs that are not shared, including in connection with the parties’ negotiation of options to each purchase a new airplane, the parties utilize joint purchasing or joint bargaining arrangements in order to obtain the benefit of discounted pricing. Each party pays directly the variable costs of operating its own plane, such as expenses for fuel, landing fees and specific maintenance requirements. In addition, the Company and Joust have an understanding under which each party sometimes uses the other party’s plane in the event that the party’s own plane is not available for use. On an annual basis, the parties determine the number of hours that each party used the other party’s plane and net the hours against each other. If the usage was not equal, the party responsible for the overage reimburses the other party for the incremental cost of such overage. For the year ended December 31, 2004, Joust is reimbursing the Company $105,490 for the incremental cost of Joust’s use of the Company plane, net of the Company’s use of the Joust plane.

During 2004, the Company paid each of Messrs. Steve M. Rales and Mitchell P. Rales an annual salary of $295,000 for their services as executive officers of the Company. Under the terms of their employment arrangements, Messrs. Steven M. Rales and Mitchell P. Rales do not receive annual cash incentive compensation or equity awards but are entitled to all benefits made generally available to Danaher associates and all perquisites made generally available to the Company’s executive officers, and are permitted to make personal use of designated Company office space and secretarial, tax and accounting services without reimbursement to the Company. Separately, in 2004, Equity Group Holdings LLC paid the Company approximately $134,598 in full reimbursement for the payment by the Company of all or a portion of the salaries of, and the cost of benefits to, three employees of Equity Group Holdings LLC.

PROPOSAL 2.

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee on behalf of the Company has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as independent auditor for the Company and its consolidated subsidiaries for the year ending December 31, 2005. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, the Company’s Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved by the Company’s stockholders at the 2005 Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For information concerning fees paid to Ernst & Young LLP in 2003 and 2004, see “Fees Paid to Independent Auditor” below.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITOR FOR THE COMPANY FOR 2005.

PROPOSAL 3.

APPROVAL OF AMENDMENT TO

THE AMENDED AND RESTATED DANAHER CORPORATION 1998 STOCK OPTION PLAN

The Amended and Restated Danaher Corporation 1998 Stock Option Plan (“Plan”) was adopted by the Board of Directors (“Board”) of Danaher Corporation on May 5, 1998, amended May 1, 2001, further amended on July 23, 2003 and amended and restated as of May 4, 2004. As of March 7, 2005, a total of 2,946,000 shares were available for issuance under the Plan and the closing price of a share of Company Common Stock was $55.80. In order to provide sufficient shares for the future issuance of shares to our current and prospective employees and directors, the Board of Directors seeks shareholder approval to amend the Plan to increase the maximum number of shares that may be issued under the Plan by 15,000,000 shares to an aggregate maximum number of shares of 60,000,000. The Plan has been important in the Company’s efforts to attract and retain qualified employees. The Board believes that it is in the best interest of the Company and its stockholders to approve the Amendment to the Plan (the “Amendment”) so that the Plan can continue to be used to attract, retain and reward employees and directors and closely align their interests with those of the Company’s stockholders.

The Compensation Committee of the Board has reviewed and considered the proposed Amendment and has recommended to the Board that the Amendment be approved by the Board and that the Amendment be submitted to the Company’s stockholders for approval, and the Board has approved the Amendment and directed that the Amendment be submitted to the stockholders for approval.

SUMMARY OF THE PLAN

We are seeking shareholder approval for the Plan. The following is a summary of the material terms of the Plan as proposed to be amended. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, copies of the Plan may be obtained from the Secretary of the Company. If the amendment is not approved, the Plan will remain in effect with the number of shares currently authorized.

Awards

The Plan provides for grants of options, restricted stock, stock appreciation rights, restricted stock units, and other stock-based awards, as such terms are defined in the Plan (collectively, all such grants are referred to as “Awards”). Neither the Company nor any of its subsidiaries will receive any consideration for the granting of these Awards, other than, where required, par value.

Eligibility

All employees and non-employee directors (“directors”) are eligible to participate in the Plan. As of the record date, there were six non-employee directors and approximately 35,000 employees. An employee means any person employed as a common law employee of the Company or a subsidiary.

Administration of Plan

The Plan is administered by the Compensation Committee of the Board of the Company (the “Administrator”). The Compensation Committee must consist of at least two directors, each of whom is a non-employee director under Rule 16b-3 under the Securities Exchange Act of 1934 and each of whom is an “outside director” for purposes of Section 162(m) of the Code. The Administrator has the sole authority to grant Awards and sole and exclusive discretion to construe, interpret and administer the Plan. The Administrator determines the employees and directors who will receive grants, the number of shares subject to Awards granted, the terms of the Awards, any performance objectives applicable to the Awards and the provisions of the Award certificates or agreements, if any, and takes such other action in the administration and operation of the Plan as the Administrator deems equitable under the circumstances.

Stock Subject to Plan; Award Limits

If any Award expires, is canceled, or terminates for any other reason, the shares of common stock available under the Award will again become available for issuance under the Plan, but any shares of Company Common Stock used to satisfy a withholding obligation will not again become available for use, and any expirations, cancellations, or terminations will count against the 162(m) limit.

No further grants will be made under the Plan on and after the earlier of (1) May 4, 2008, or (2) the date on which all shares of stock reserved for issuance under the Plan have been issued or are no longer available for issuance. The Company intends to use any proceeds it receives under Awards for general corporate purposes.

No employee or director may be granted Awards under the Plan with respect to more than 10,000,000 shares of Company Common Stock in the aggregate during the term of the Plan. No Award that the Administrator determines is subject to performance objectives for purposes of Section 162(m) of the Code may pay or cover in excess of 10,000,000 shares of Company Common Stock or the equivalent value in cash. Generally, Awards are transferable only by will or by the laws of descent and distribution unless the Administrator deems otherwise and in accordance with any tax and securities laws.

Adjustments

The Administrator has the right to adjust the number, kind or class of shares reserved for issuance under the Plan and the grant limitations, as well as the number, kind or class of shares of stock specified in the Plan and available for Awards (and the exercise price) so as to equitably reflect any change in the capitalization of the Company, including, but not limited to Company Common Stock dividends or stock splits and other extraordinary dividends, or to reflect certain corporate transactions.

Options

The Plan authorizes the grant of options that are exercisable for shares of Company Common Stock. Options to purchase Company Common Stock are nonqualified stock options (“NQSOs”), which are not intended to satisfy the requirements of Section 422 of the Code. The Administrator may grant options for any reason it deems appropriate under the circumstances. The price at which an option may be exercised for a share of Company Common Stock may not be less than the fair market value of a share of Company Common Stock on the date the option is granted. The “fair market value” means the closing price per share of Company Common Stock on the New York Stock Exchange on the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding business day. Except for adjustments related to changes in capital structure or a substantial corporate change of the Company, the Administrator may not, absent the approval of the stockholders, reduce the option price of any outstanding options.

The Administrator determines the period during which an option may be exercised. The period is determined at the time of option grant and may not extend more than 10 years from the date of grant. All or part of an option that is not exercised before expiration of the applicable option period will terminate. An option agreement may provide for the exercise of an option after the employment of an employee or the status of an individual as a director has terminated for any reason, including death or disability.

Stock Appreciation Rights

Under the Plan, stock appreciation rights (“SARs”) may be granted to employees and directors. When a SAR is exercised, the employee receives a payment determined by calculating the difference between the base price as set forth in the Award certificate or Award agreement and the fair market value of a share of Company Common Stock on the date of exercise. The base price of a SAR will be set forth in the related Award certificate or Award agreement and may not be less than the fair market value of a share of Company Common Stock on the date of grant of the SAR. Payment may be made in cash or stock, or a combination of cash and stock. Any cash payment is made from the Company’s general assets. The grant of SARs may be subject to such other terms as the Administrator deems appropriate.

Restricted Stock and Restricted Stock Units

Shares of restricted stock may be granted to employees and directors and may be subject to one or more conditions as established by the Administrator at the time of grant. The related Award certificate or Award agreement will set forth the terms and conditions, if any, which will need to be satisfied and the conditions, if any, under which the employee’s or director’s interest in the restricted stock will be forfeited. Any shares of restricted stock that are forfeited will again become available for issuance under the Plan. The Award certificate or Award agreement will state whether the employee or director has the right to receive any dividends paid with respect to the shares of restricted stock and whether the payment will be in cash or Company Common Stock. Any cash payments are made from the Company’s general assets.

The Administrator may also grant restricted stock units under which the participants will be entitled, at some future date, to receive shares of Company Common Stock or cash of equivalent value. The Administrator may impose such forfeitability and other conditions as it considers appropriate and may provide for the payment of dividend equivalent rights.

Prior to the time the shares become nonforfeitable, no restricted stock and no shares issued pursuant to a restricted stock unit shall be transferable by an employee or director other than by will or by the laws of descent and distribution or as provided by the Administrator.

Other Stock-Based Awards

Other Awards that are valued in whole or in part by reference to, or otherwise based on or related to, Company Common Stock may be granted to employees and directors. The purchase, exercise, exchange or conversion of other stock-based awards and all other terms and conditions applicable to such Awards will be determined by the Administrator and set forth in the related Award certificate or Award agreement.

162(m) Performance Objectives

Any Award granted under the Plan may be conditioned on the attainment of one or more performance objectives over a specified period of time. The performance objectives will be based exclusively on one or more of the following financial measures determined based on the Company and its subsidiaries on a group-wide basis or on the basis of parent, subsidiary, division, business platform or operating unit results: earnings per share (on a fully diluted or other basis), pretax or after tax net income, operating income, gross revenue, profit margin, stock price targets or stock price maintenance, free cash flow, cash flow, return on equity, return on capital, earnings before interest, taxes, depreciation and amortization (“EBITDA”), or strategic business criteria (consisting of one or more objectives that are based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures), or any combination of the foregoing measures (in each case before or after such objective income and expense allocations or adjustments as the Administrator may specify in accordance with the terms of the Plan). The Administrator may express each performance objective in absolute and/or relative terms, based on or using comparisons with current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, business platforms, and/or operating units) and/or the past or current performance of other unrelated companies. In the case of earnings-based measures, the Administrator may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets. The measures used in setting the performance objectives under the Plan will, to the extent applicable, be determined in accordance with generally accepted accounting principles and in a manner consistent with the methods used in the Company’s audited financial statements (but without regard to extraordinary or nonrecurring items in accordance with generally accepted accounting principles, changes in accounting, or the effect of discontinued operations, unless the Administrator decides otherwise in accordance with the terms of the Plan). The Administrator will determine whether performance objectives are attained, and its determination will be final and conclusive. It may also use discretion to lower (but not increase) the vesting, level, or other benefits of a performance objective Award based on factors not listed above.

Corporate Changes

Upon a substantial corporate change (as defined in the Plan), the Plan and any forfeitable portions of the Awards will terminate unless provision is made for the assumption or substitution of the outstanding Awards. Unless the Board determines otherwise, if any Award would otherwise terminate upon a substantial corporate change, the Administrator will either (i) provide holders of options and SARs with a right, at such time before the consummation of the transaction as the Board designates, to exercise any unexercised portion of an option or SAR, whether or not previously exercisable, or (ii) cancel each Award after payment of an amount in cash, cash equivalents or successor equity interests substantially equal to the fair market value of the underlying shares of common stock under the transaction minus, for any options or SARs, the exercise price for the shares covered by the option or SAR.

Amendment or Termination

The Board may amend, suspend or terminate the Plan. However, no amendment may be effected without approval of the Company’s stockholders to the extent such approval is required under applicable law or any applicable stock exchange rule. Except as required by law or upon a dissolution, liquidation, merger or similar corporate change, the Administrator may not modify, amend or cancel, prospectively or retroactively, any grant made under the Plan without the written consent of the participant if such action would adversely affect the participant.

New Plan Benefits

No benefits or amounts have been granted, awarded, or received under the Plan as proposed to be amended. Grants that will be made under the Plan as proposed to be amended are not currently determinable. The following chart sets forth the grants that were made in 2004 under the Plan to each of the specified individuals or groups (the number of shares indicated includes both options and restricted share units).

Name and Position	Number of Shares (#)
H. Lawrence Culp, Jr., President and Chief Executive Officer	0
Patrick W. Allender, Executive Vice President, Chief Financial Officer and Secretary	0
Philip W. Knisely, Executive Vice President	0
Steven E. Simms, Executive Vice President	0
Daniel L. Comas, Senior Vice President-Finance and Corporate Development	100,000
Executive Group	264,000
Non-Executive Director Group	24,000
Non-Executive Officer Employee Group	3,688,000

Certain Federal Income Tax Consequences

The following summary generally describes the current principal federal income tax consequences of certain events under the Plan. The Plan is not qualified under Section 401(a) of the Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances.

(a)    Options and Stock Appreciation Rights

A participant will not recognize any income upon the grant of an option or SAR pursuant to the Plan, nor will the Company be entitled to a deduction at such time. When a NQSO is exercised, a participant will recognize ordinary income equal to the excess of the fair market value of the shares of Company Common Stock purchased over the exercise price for such stock; provided that, if the sale of the stock within six months after the “purchase” of the shares subject to the NQSO could subject the participant to a suit under Section 16(b) of the Securities Exchange Act of 1934, the participant either will need to make an election to be taxed on such spread at the time of such purchase pursuant to Section 83(b) of the Code or will recognize ordinary income equal to (1) the excess of the fair market value of the stock on the earlier of the end of such six month period or the first date within such six month period on which the participant could sell the stock without being subject to such a suit over (2) the exercise price for the stock. When a SAR is exercised, a participant will also recognize ordinary income equal to the total of any cash received, and if the SAR is paid in Company Common Stock, the fair market value of any shares of the Company Common Stock as of the date of exercise.

Income tax withholding from the participant is required on the income recognized by the participant upon exercise of a NQSO or a SAR. The Administrator may provide that a participant may elect to satisfy minimum federal and state tax withholding requirements by having a reduced number of shares of Company Common Stock actually transferred to the participant under the Plan. Any such election and any such reduction must satisfy the conditions to the exemption under Rule 16b-3. The Company ordinarily will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant upon exercise of a NQSO or a SAR, subject to the restrictions on deductibility described under “Performance-Based Compensation—Section 162(m) Requirements” below.

(b)    Restricted Stock

A participant will not recognize any income at the time the restricted stock is granted, nor will the Company be entitled to a deduction at such time. In the year in which restrictions on the restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Company Common Stock on the date of vesting over the amount, if any, the participant paid for the common stock. A participant may elect, within 30 days after receiving the restricted stock, to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the participant will be equal to the excess of the fair market value of the Company Common Stock on the date of receipt over the amount, if any, the participant paid for the common stock. Cash dividends paid to a participant on shares of restricted stock are treated as ordinary income of the participant in the year received.

Income tax withholding from the participant is required on the income recognized by the participant at the time of vesting of the restricted stock. The Administrator also may provide that an employee or director may elect to satisfy minimum federal and state tax withholding requirements by having a reduced number of shares of Company Common Stock actually transferred to the employee or director under the Plan. Any such election and any such reduction must satisfy the conditions to the exemption under Rule 16b-3. The Company will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limitations on deductibility contained in Section 162(m) of the Code.

(c)    Restricted Stock Units

A participant will not recognize any income at the time a restricted stock unit is granted, nor will the Company be entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant will recognize ordinary income in an amount equal to the fair market value of the Company Common Stock received. If a restricted stock unit is paid in cash, the participant will recognize ordinary income on the amount paid. Income tax withholding is required on the income recognized by the participant. The Company will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

(d)    Deferred Compensation Legislation

Under recently enacted tax legislation, the tax consequences to participants of certain features of stock appreciation rights, restricted stock units, and some other equity compensation awards are uncertain, pending further IRS guidance. The Company is monitoring the developments and expects, if necessary, to revise its compensatory arrangements to comply with the guidance.

(e)    Performance-Based Compensation—Section 162(m) Requirements

The terms of the Plan are intended to allow the Administrator to preserve the Company’s tax deduction with respect to Awards by complying with the terms of Section 162(m) of the Code and applicable regulations. The Administrator, therefore, may ensure that grants of Awards to participants who are anticipated to be “covered employees” under the Plan qualify as “performance-based compensation” for purposes of Section 162(m), unless the Administrator determines it is preferable to do otherwise.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED DANAHER CORPORATION 1998 STOCK OPTION PLAN AS DESCRIBED ABOVE.

PROPOSAL 4.

SHAREHOLDER PROPOSAL

Certain Company shareholders have notified the Company that they intend to present the following proposal for consideration at the Annual Meeting. The names, addresses and number of shares held by such shareholders are available from the Company upon request to the Secretary of the Company. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Company accepts no responsibility, is set forth below.

Resolved:    That the shareholders of Danaher Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement:    Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company’s director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company’s current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. So even if 99.9% of the shares “withhold” authority to vote for a candidate or all the candidates, a 0.01% “for” vote results in the candidate’s election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company’s governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for a re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

We urge your support of this important election reform.

COMPANY’S STATEMENT IN OPPOSITION

The system of plurality voting, which the proponent seeks to replace, not only has long been the accepted system among companies comparable to Danaher, but is also the default system under the laws of the State of Delaware. Moreover, the Board believes that the plurality standard is fair and impartial and serves the best interests of Danaher’s stockholders.

The proposal suggests that Danaher’s Board is being elected by minimal affirmative votes and that as a result, change is in order. The facts clearly do not support this conclusion. During the past five years, every director nominee has received the affirmative vote of more than 90% percent of the shares represented and entitled to vote at the annual meeting of stockholders. During that same time period, no more than 10% percent of the shares represented and entitled to vote at the annual meeting of stockholders were withheld for the election of any one director nominee.

The Company’s current plurality voting requirement for the election of directors is also fair and impartial in that it applies equally to any candidate who is nominated for election to the Board of Directors. The nominees who receive the most votes cast for the number of directors to be elected will be elected to the Board of Directors, whether the candidate is nominated by the Board of Directors or a stockholder. For example, a stockholder nominee could be elected under the current standard if the number of votes cast for that nominee exceeds the number of votes cast for one or more other nominees, including persons nominated by the Board. If the proposal were adopted, a stockholder nominee might fail to win election to the Board even if such person received more votes than an incumbent director nominee, simply because the stockholder nominee did not receive a majority of the votes cast.

In addition, the Board believes that a majority voting system proposed by the proponent presents complex legal and practical issues that the proposal does not address. For example, consistent with the provisions of the

Delaware General Corporation Law, the Company’s bylaws provide that directors shall hold office from the date of their election until their successors have been elected and qualified. An incumbent director who did not receive a majority of the votes cast would nonetheless remain in office until such person’s successor was elected and qualified, absent resignation or removal from the Board. In the case of resignation or removal, the Board has the right pursuant to the Company’s bylaws to fill the vacancy, or the position might remain vacant. These alternatives would not necessarily reflect the views of stockholders who have chosen to exercise their right to vote for the directors of their choice at the annual meeting. Adoption of the proposed majority vote standard could result in a less democratic process than the election of directors by plurality vote.

As noted above, plurality voting has long been the accepted system among Danaher’s peer group and is the default system under the laws of the State of Delaware. The rules governing plurality voting are well understood. A plurality voting system does not prevent stockholders from challenging and defeating Board nominees. For these reasons, Danaher’s Board of Directors believes that this stockholder proposal would not improve Danaher’s corporate governance and is not in the best interests of Danaher’s stockholders.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

OTHER MATTERS

The management of the Company is not aware of any other business that may come before the meeting. Under the Company’s bylaws, the deadline for stockholders to notify the Company of any proposals or director nominations to be presented for action at the Annual Meeting has passed. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied, except that each of Messrs. Daniel L. Comas, Daniel A. Pryor and Robert S. Lutz failed to file on a timely basis one Form 4 with respect to a grant of stock options under the Company’s 1998 Stock Option Plan, as a result of administrative error on the Company’s part. Each of Messrs. Comas, Pryor and Lutz subsequently filed the required Form 4 with respect to such grants.

FEES PAID TO INDEPENDENT AUDITOR

The following table sets forth the fees for audit services rendered by Ernst & Young LLP to the Company for fiscal 2003 and 2004 and fees billed by Ernst & Young LLP for services rendered during fiscal 2003 and 2004 for audit related, tax and other services rendered to the Company.

	Twelve months ended December 31, 2004	Twelve months ended December 31, 2003
Audit Fees. Aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.	$6,785,000	$2,723,000

Audit-Related Fees. Aggregate fees for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above. The nature of the services comprising the fees disclosed under this category primarily include employee benefit plan audits and procedures performed by Ernst & Young LLP in connection with due diligence related to certain acquisition activities.	$2,194,000	$597,000

Tax Fees. Aggregate fees for professional services rendered by Ernst & Young LLP for tax compliance and tax consulting. (1)	$2,745,000	$1,441,000

All Other Fees. Aggregate fees for products and services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above.	—	—

(1)	The nature of the services comprising the fees disclosed under “Tax Fees” include the following:

	Twelve months ended December 31, 2004	Twelve months ended December 31, 2003
Tax Compliance. Includes tax compliance fees charged by Ernst & Young LLP for tax return review and preparation services and assistance related to tax audits by regulatory authorities.	$1,428,000	$460,000

Tax Consulting. Includes tax consulting services rendered by Ernst &Young LLP, including assistance related to tax credit studies and fees for preparation of expatriate tax return filings.	$1,317,000	$981,000

The Audit Committee has considered whether the services rendered by the independent auditors with respect to the fees described above are compatible with maintaining their independence and has concluded that such services do not impair their independence.

Pre-Approval Policy

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. Each year, the independent auditor’s retention to audit the Company’s financial statements is approved by the committee before the filing of the preceding year’s annual report on Form 10-K. On a regular basis, the Audit

Committee evaluates other known potential engagements of the independent auditor and approves or rejects each engagement, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. The committee may delegate to a subcommittee of one or more members the authority to grant preapprovals of audit and permitted non-audit services, and the decisions of such subcommittee to grant preapprovals must be presented to the full committee at its next scheduled meeting.

Since the May 6, 2003 effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Ernst & Young LLP was approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of the 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee assists the Board of Directors in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors. The Committee operates pursuant to a written charter adopted by the Board of Directors.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2004 with the Company’s management and Ernst & Young LLP.

The Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications). In addition, the Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as amended, and has discussed with Ernst & Young its independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Audit Committee of the Board of Directors

John T. Schwieters (Chairman)

Mortimer M. Caplin

Donald J. Ehrlich

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act, shareholder proposals intended to be presented at the 2005 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, Danaher Corporation, 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006, no later than November 25, 2005 for inclusion in the Proxy Statement and Proxy relating to the 2006 Annual Meeting of Shareholders.

The Company’s bylaws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice (containing certain information specified in the bylaws about the stockholder and the proposed action) at the address noted above at least 45 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting; provided, however, that in the event that the date of the current year’s Annual Meeting has changed by more than 30 days from the prior year’s Annual Meeting, a stockholder’s notice must be so received not later than the close of business on the later of (A) the 60th day prior to the current year’s Annual Meeting and (B) the tenth day following the day on which notice of the date of the current year’s Annual Meeting was mailed or public disclosure of the date of the current year’s Annual Meeting was made, whichever first occurs. Assuming that the 2006 annual meeting is held during the period from April 4, 2006, to June 3, 2006 (as it is expected to be), in order to comply with the time periods set forth in the Company’s bylaws, appropriate notice would need to be provided to the Secretary of the Company at the address noted above by February 8, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 annual meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal which may come before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

PATRICK W. ALLENDER

Secretary

Dated: March 25, 2005

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE COMPANY OR BY ACCESSING THE REPORT ON THE COMPANY’S WEBSITE, WWW.DANAHER.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 2099 PENNSYLVANIA AVENUE, N.W., 12TH FLOOR, WASHINGTON, D.C. 20006.

APPENDIX A

AMENDMENT TO

AMENDED AND RESTATED DANAHER CORPORATION 1998 STOCK OPTION PLAN

The Amended and Restated Danaher Corporation 1998 Stock Option Plan, made effective as of May 5, 1998 and as subsequently amended as of May 1, 2001, July 23, 2003 and May 4, 2004, is hereby amended by deleting in its entirety the first paragraph under the section titled “Stock Subject to Plan” and replacing it with the following paragraph:

Except as adjusted below under CORPORATE CHANGES, the aggregate number of shares of Common Stock that may be issued under the Awards may not exceed 60 million shares and the maximum number of shares that may be subject to any and all Awards, in the aggregate, for a single individual may not exceed 10 million shares. No Award that the Committee determines is subject to Performance Objectives for purposes of Code Section 162(m) may pay or cover in excess of 10 million shares of Common Stock or the cash value equivalent to that number of shares. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards.

DANAHER CORPORATION

PROXY FOR 2005

ANNUAL MEETING OF SHAREHOLDERS—MAY 4, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DANAHER CORPORATION

The undersigned acknowledges receipt of the Proxy Statement and Notice, dated March 25, 2005, of the Annual Meeting of Shareholders and hereby appoints Steven M. Rales and Mitchell P. Rales, and each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Danaher Corporation (the “Company “) to be held May 4, 2005, and at any adjournment or adjournments thereof, for the following matters:

Proxies will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED UNDER PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, “AGAINST” PROPOSAL 4 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

1.	Election of directors

Nominee Messrs. H. Lawrence Culp, Jr., Mitchell P. Rales and A. Emmet Stephenson, Jr. to serve as directors with a term expiring in 2008.

FOR all Nominees	WITHHOLD AUTHORITY for all Nominees	To withhold authority to vote for individual Nominee(s), write the name(s) on the line below
☐	☐	_____________________

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2005.

☐    For  ☐    Against                ☐    Abstain

3.	To approve the amendment to the Amended and Restated Danaher Corporation 1998 Stock Option Plan.

☐    For  ☐    Against                ☐    Abstain

4.	To act upon a shareholder proposal that the Board of Directors initiate processes to amend the Company’s governance documents to provide that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

☐    For  ☐    Against                ☐    Abstain

5.	IN THEIR DISCRETION on any other matter which may properly come before the meeting, including any adjournment or adjournments thereof.

Dated:                    , 2005

Signature of Shareholder(s)

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears in the space on the left. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy must be signed by a duly authorized officer, and his title should appear next to his signature.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK

ANNEX 1

DANAHER CORPORATION

1998 STOCK OPTION PLAN

(As proposed to be amended, subject to shareholder approval, on May 4, 2005)

Effective as of May 5, 1998

Amended as of May 1, 2001

Amended as of July 23, 2003

Amended and Restated May 4, 2004

Amended as of May 4, 2005

PURPOSE	Danaher Corporation, a Delaware corporation (“Danaher” or the “Company”), wishes to recruit, reward, and retain key employees and outside directors. To further these objectives, the Company hereby sets forth the Danaher Corporation 1998 Stock Option Plan (the “Plan”), effective as of May 5, 1998, amended May 1, 2001, amended as of July 23, 2003, and amended and restated May 4, 2004, to provide options (“Options”) to employees to purchase shares of the Company’s common stock (the “Common Stock”). The Company may also make direct grants of Common Stock (“Restricted Stock Grants”) to participants as a bonus or other incentive or grant such stock in lieu of Company obligations to pay cash under other plans or compensatory arrangements, including any deferred compensation plans, and may also grant stock appreciation rights (“SARs”), restricted stock units (“RSUs”), and other stock-based awards (“Other Stock-Based Awards”). Grants of the various equity-related instruments are “Awards.” The Plan constitutes an amendment to, and substitution for, the Danaher Corporation 1987 Stock Option Plan (the “1987 Plan”).

PARTICIPANTS	All Employees and non-Employee directors (“Eligible Directors”) of Danaher and Eligible Subsidiaries are eligible for Awards under this Plan. Eligible employees and directors become “optionees” or “recipients” when the Administrator grants them, respectively, an Option or one of the other Awards under this Plan. Optionees and recipients are referred to collectively as “participants.” The term “participant” also includes, where appropriate, a person authorized to exercise an Option or hold or receive another Award in place of the intended original recipient.

“Employee” means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR	The Administrator will be the Compensation Committee of the Board of Directors of Danaher (the “Compensation Committee”), unless the Board specifies another committee. The Board may also act under the Plan as though it were the Compensation Committee.

The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the GRANTING OF AWARDS section) to officers or employees.

The Administrator’s powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award. The Administrator may act through meetings of a majority of its members or by unanimous consent.
GRANTING OF AWARDS	Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the recipients of Awards,

the terms of such Awards,

the schedule for exercisability and nonforfeitability (including any requirements that the participant or the Company satisfy performance criteria or Performance Objectives),

the time and conditions for expiration of the Awards, and

the form of payment due upon exercise or grant.

The Administrator’s determinations under the Plan need not be uniform and need not consider whether possible participants are similarly situated.

Options granted to employees are not intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or the corresponding provision of any subsequently enacted tax statute. The Administrator may not reduce the Exercise Price of any outstanding Option, other than as provided under Adjustments upon Changes in Capital Stock. Subject to the foregoing, the Administrator may set whatever conditions it considers appropriate for the Awards.

Substitutions	The Administrator may also grant Awards in substitution for options or other equity interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company’s acquiring or merging with the individual’s employer. If necessary to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires.

DATE OF GRANT	The “Date of Grant” will be the date as of which the Administrator grants an Award to a person, as specified in the Administrator’s minutes.

EXERCISE PRICE	The “Exercise Price” is the value of the consideration that a participant must provide in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time. The Company may use the consideration it receives from the optionee for general corporate purposes.

The Exercise Price per share for the Options may not be less than 100% of the Fair Market Value of a share on the Date of Grant.

The Administrator may satisfy any state law requirements regarding adequate consideration for Restricted Stock Grants by (i) issuing Common Stock held as treasury stock or repurchased on the open market or (ii) charging the recipients at least the par value for the shares covered by the Restricted Stock Grant.

Fair Market Value	“Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for such date;

if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

EXERCISABILITY	The Administrator will determine the times and conditions for exercise or retention of each Award but may not extend the period for exercise of an Option or SAR beyond the tenth anniversary of its Date of Grant.

Awards will become exercisable or nonforfeitable at such times and in such manner as the Administrator determines and the Award Certificate indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Option or at which restrictions or other conditions on other Awards will lapse.

If the Administrator does not specify otherwise, Options for Employees will become exercisable and restrictions on other Awards will lapse as to one-fifth of the covered shares on each of the first five anniversaries of the Date of Grant, and Options for Eligible Directors will become exercisable in full as of the Date of Grant. Unless the Administrator provides otherwise, the passage of time after a participant’s Retirement will continue to count for purposes of determining the extent to which an Award is exercisable or nonforfeitable.

No portion of an Award that is unexercisable or forfeitable at a participant’s termination of employment for any reason other than Retirement (as defined below) will thereafter become exercisable or nonforfeitable, unless the Award Certificate provides otherwise, either initially or by amendment. All unexpired Awards become fully exercisable or nonforfeitable, as applicable, at age 65 irrespective of whether the person then retires, except Awards the Committee designates are covered by Performance Objectives for purposes of Code Section 162(m).

METHOD OF EXERCISE	To exercise any exercisable portion of an Award, the participant must:

Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the participant, and specifying the number of shares of Common Stock underlying the portion of the Award the participant is exercising;

Pay the full Exercise Price (if any) by cashier’s or certified check for the shares of Common Stock with respect to which the Award is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

Deliver to the Secretary of the Company (or to whomever the Administrator designates) such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.

AWARD EXPIRATION	No one may exercise an Option or exercisable Award more than ten years after its Date of Grant. Unless the Award Certificate provides otherwise, either initially or by amendment, no one may exercise an exercisable Award (and any otherwise nonforfeitable portions of the exercisable Awards will then expire) after the first to occur of:

Employment Termination	The 30th day after the date of termination of employment (other than for death, Disability, or Retirement), where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Award Certificate provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

Retirement	For either Early or Normal Retirement (both as defined below and both collectively referred to as “Retirement”), the fifth anniversary of Retirement. Solely for purposes of this Plan, “Normal Retirement” occurs on the date an employee voluntarily ceases to be an Employee at or after reaching age 65, and “Early Retirement” occurs on the date an employee voluntarily ceases to be an Employee if both (i) the employment termination occurs before the Employee reaches age 65 and (ii) the Administrator determines that the cessation constituted “retirement” for purposes of this Plan. In deciding whether a termination of employment of employment is an Early Retirement, the Administrator need not consider the definition under any other Company Plan;

Gross Misconduct	For the Company’s termination of the participant’s employment as a result of the participant’s Gross Misconduct, the time of such termination. For purposes of this Plan, “Gross Misconduct” means the participant has

(i) committed fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to the Company or any Subsidiary thereof, or any other action in willful disregard of the interests of the Company or any Subsidiary thereof;

(ii) been convicted of, or pled guilty or no contest to, (1) a felony, (2) any misdemeanor (other than a traffic violation) with respect to his/her employment, or (3) any other crime or activity that would impair his/her ability to perform his/her duties or impair the business reputation of the Company or any Subsidiary thereof;

(iii) refused or willfully failed to adequately perform any duties assigned to him/her; or

(iv) refused or willfully failed to comply with standards, policies or procedures of the Company or any Subsidiary thereof, including without limitation the Company’s Standard of Conduct as amended from time to time.

Disability	For disability, the earlier of (i) the first anniversary of the participant’s termination of employment for disability and (ii) 60 days after the participant no longer has a disability, where “disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

Death	The date 12 months after the participant’s death.

If exercise is permitted after termination of employment, the Award will nevertheless expire as of the date that the former employee violates any covenant not to compete or any other post—  employment covenant (including without limitation any nonsolicitation, nonpiracy of employees, nondisclosure, nondisparagement, works-made-for-hire or similar covenants) in effect between the Company and any
Subsidiary thereof, on the one hand, and the former employee on the other hand.

Nothing in this Plan extends the term of an Award beyond the tenth anniversary of its Date of Grant, nor does anything in this AWARD EXPIRATION section make an Award exercisable or nonforfeitable that has not otherwise become exercisable or nonforfeitable.

AWARD CERTIFICATES	Award Certificates will set forth the terms of each Award and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the certificate is inconsistent with the Plan, the Plan will govern. The Award Certificates may contain special rules. The Administrator may, in its discretion, require Award agreements rather than certificates.

STOCK APPRECIATION RIGHTS	A SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Administrator), equal to the excess of the Fair Market Value on the date the SAR is exercised over the SAR’s Exercise Price, if any. The Administrator will establish in its sole discretion the exercise price of a SAR and all other applicable terms and conditions, which will be set forth in the applicable Award Certificate or Award agreement.

OTHER STOCK- BASED AWARDS	The Administrator may grant RSUs and Other Stock-Based Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of RSUs and Other Stock-Based Awards and all other terms and conditions applicable to the Awards will be determined by the Administrator in its sole discretion and will be set forth in the applicable Award Certificate or Award agreement.

STOCK SUBJECT TO PLAN	Except as adjusted below under CORPORATE CHANGES, the aggregate number of shares of Common Stock that may be issued under the Awards may not exceed 60 million shares and the maximum number of shares that may be subject to any and all Awards, in the aggregate, for a single individual may not exceed 10 million shares. No Award that the Committee determines is subject to Performance Objectives for purposes of Code Section 162(m) may pay or cover in excess of 10 million shares of Common Stock or the cash value equivalent to that number of shares. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards.

No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

The participant will have no rights of a stockholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise or, as applicable, the grant or nonforfeitability of an Award.

The Company will not issue fractional shares pursuant to the exercise of an Award, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO MAY EXERCISE	During the participant’s lifetime and except as provided under TRANSFERS, ASSIGNMENTS, AND PLEDGES, only the participant or his/her duly appointed guardian or personal representative may exercise or hold an Award (other than nonforfeitable shares of Common Stock). After his/her death, his/her personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award or hold any then nonforfeitable portion of any Award. If someone other than the original recipient seeks to exercise or hold any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person’s right to exercise or hold the Award.

PERFORMANCE RULES	Subject to the terms of the Plan, the Committee will have the authority to establish and administer Performance Objectives with respect to such Awards as it considers appropriate, which Performance Objectives must be satisfied, as the Committee specifies, before the participant receives or retains an Award or before the Award becomes nonforfeitable or exercisable.

Performance Objectives will be based exclusively on one or more of the following financial measures determined based on the Company and its Subsidiaries on a group-wide basis or on the basis of parent, Subsidiary, division, business platform, or operating unit results:

earnings per share (on a fully diluted or other basis)

pretax or after tax net income,

operating income,

gross revenue,

profit margin,

stock price targets or stock price maintenance,

free cash flow,

cash flow,

return on equity,

return on capital,

earnings before interest, taxes, depreciation, and amortization (EBITDA),

strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or any combination of these measures (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the Applicable Period).

The Committee shall determine whether such Performance Objectives are attained, and such determination will be final and conclusive.

Each Performance Objective may be expressed in absolute and/or relative terms, may be based on or use comparisons with current internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, business platforms, and/or operating units) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Objectives may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

The provisions governing the grants of Options and SARs and the establishment of Performance Objectives for other Awards are intended to conform with all provisions of Code Section 162(m) and Treas. Reg. § 1.162-27 to the extent necessary to allow the Company a Federal income tax deduction for Awards as “qualified performance based compensation,” provided that Committee retains the discretion whether to make Awards that do not so qualify. The Committee also retains the discretion to specify that it can adjust an Award payout downwards (to the extent permitted by the foregoing tax rules) under such factors as it considers appropriate.

The measures used in setting Performance Objectives under the Plan for any given performance period will, to the extent applicable, be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to (i) extraordinary or nonrecurring items in accordance with GAAP, (ii) changes in accounting, or (iii) the effect of discontinued operations, unless, in each of clauses (i)-(iii), the Committee decides otherwise within the Applicable Period.

The “Applicable Period” with respect to any performance period for an Award means a period beginning on or before the first day of the performance period and ending no later than the earlier of (i) the 90th day of the performance period or (ii) the date on which 25% of the performance period has been completed.

ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK	Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Award, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration,

the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Award, so that the proportionate interest of the participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Unless the Administrator determines another method would be appropriate, any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of an Option or SAR but will include a corresponding proportionate adjustment in the Option’s or SAR’s Exercise Price.

The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

In the event of a declaration of an extraordinary dividend on the Common Stock payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in the outstanding Awards and the maximum number of shares provided in the Stock Subject to Plan section.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this ADJUSTMENTS section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial Corporate Change	Upon a Substantial Corporate Change, the Plan and any forfeitable portions of the Awards will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or the substitution for such Awards of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided.

Unless the Board determines otherwise, if an Award would otherwise terminate pursuant to the preceding sentence, the Administrator will either provide optionees or holders of SARs will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of an Option or SAR, whether or not they had previously become exercisable, or for any Awards, cause the Company, or agree to allow the successor, to cancel each Award after payment to the participant of an amount in cash, cash equivalents, or successor equity interests substantially equal to the Fair Market Value under the transaction (minus, for Options and SARs, the Exercise Price for the shares covered by the Option or SAR (and for any Awards, where the Board or the Administrator determines it is appropriate, any required tax withholdings)).

A Substantial Corporate Change means the

dissolution or liquidation of the Company,

.	merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

the sale of substantially all of the assets of the Company to another corporation,

or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

SUBSIDIARY EMPLOYEES	Employees of Company Subsidiaries will be entitled to participate in the Plan, except as otherwise designated by the Board of Directors or the Administrator.

“Eligible Subsidiary” means each of the Company’s Subsidiaries, except as the Board otherwise specifies. “Subsidiary” means any corporation, limited liability company, partnership or other entity (“corporation”) (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an Award is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock or other equity possessing 20% or more of the total combined voting power of all classes of stock or equity in one of the other corporations in such chain.

LEGAL COMPLIANCE	The Company will not issue any shares of Common Stock under an Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws, rules, or regulations, or by any applicable regulatory agencies or stock exchanges.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (“Exchange Act”) and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR INVESTMENT AND OTHER RESTRICTIONS	Unless a registration statement under the Securities Act covers the shares of Common Stock a participant receives under an Award, the Administrator may require, at the time of such grant and/or exercise and/or lapse of restrictions, that the participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the participant must acknowledge:

that the shares received under the Award are not so registered,

that the participant may not sell or otherwise transfer the shares unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

Additionally, the Common Stock, when issued under an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company’s articles or certificate of incorporation, by-laws, or generally applicable stockholders’ agreements.

The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

TAX WITHHOLDING	The participant must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership or nonforfeitability under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the participant must pay the Company, with a cashier’s check or certified check, the full amounts required for withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price or lapse of restrictions, as applicable. If the Administrator so determines, the participant may instead satisfy the withholding obligations (i) by directing the Company to retain shares from the Option exercise or release of the Award, (ii) by tendering previously owned shares, (iii) by attesting to his ownership of shares (with the distribution of net shares), or (iv) by having a broker tender to the Company cash equal to the withholding taxes, subject, in each of the first three clauses, to a withholding of no more than the minimum applicable tax withholding rate.

TRANSFERS, ASSIGNMENTS OR PLEDGES	Unless the Administrator otherwise approves in advance in writing or as set forth below, an Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3 under the Exchange Act, the participant may not transfer or pledge shares of Common Stock acquired under an Award until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its discretion, expressly provide that a participant may transfer his Award, without receiving consideration, to (i) members of the optionee’s immediate family (children, grandchildren, or spouse), (ii) trusts for the benefit of such family members, or (iii) partnerships whose only partners are such family members.

AMENDMENT OR TERMINATION OF PLAN AND OPTIONS	The Board may amend, suspend, or terminate the Plan at any time, without the consent of the participants or their beneficiaries; provided, however, that no amendment will deprive any participant or beneficiary of any previously declared Award. Except as required by law or by the CORPORATE CHANGES section, the Administrator may not, without the participant’s or beneficiary’s consent, modify the terms and conditions of an Award so as to adversely affect the participant. No amendment, suspension, or termination of the Plan will, without the participant’s or beneficiary’s consent, terminate or adversely affect any right or obligations under any outstanding Awards.

PRIVILEGES OF STOCK OWNERSHIP	No participant and no beneficiary or other person claiming under or through such participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued to such participant.

EFFECT ON OUTSTANDING OPTIONS	All options outstanding under the 1987 Plan will remain subject to the terms of the 1987 Plan before its amendment into this Plan; provided, however, that limitations imposed on such options by Rule 16b-3 will continue to apply only to the extent Rule 16b-3 so requires.

EFFECT ON OTHER PLANS	Whether receiving or exercising an Award causes the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON LIABILITY	Notwithstanding any other provisions of the Plan, no individual acting as a director, employee, or agent of the Company shall be liable to any participant, former participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

NO EMPLOYMENT CONTRACT	Nothing contained in this Plan constitutes an employment contract between the Company and the participants. The Plan does not give the participants any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to terminate the participant’s employment.

APPLICABLE LAW	The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN	Unless the Board extends the Plan’s term, the Administrator may not grant Awards after May 4, 2008. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.